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                                                                EXHIBIT 2.1

                   CERTIFICATE OF OWNERSHIP AND MERGER
                                 MERGING
                          GMH ACQUISITION CORP.
                                  INTO
                   GENERAL MANUFACTURED HOUSING, INC.
                     PURSUANT TO SECTION 253 OF THE
                   GENERAL CORPORATION LAW OF DELAWARE


          The undersigned, GMH Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware
(the "Corporation"), does hereby certify:

          FIRST: That the Corporation was organized pursuant to the General Corporation Law of the State of Delaware on the 5th day of October, 1994.

          SECOND: That the Corporation owns 100% of all the issued and outstanding shares of General Manufactured Housing, Inc., a corporation organized and existing under the laws of the State of Georgia (the "Subsidiary").

          THIRD: That the Board of Directors and shareholders of the Corporation adopted the following resolutions by unanimous written consents dated as of December 21, 1995 which provide for the merger of the Corporation into the Subsidiary:

          RESOLVED: That GMH Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), cause itself to be merged into General Manufactured Housing, Inc., a corporation organized and existing under the laws of the State of Georgia (the "Subsidiary"); and further

          RESOLVED: That the merger shall become effective when the Articles of Merger (the "Articles of Merger") have been filed in the office of the Secretary of State of the State of Georgia and the Certificate of Ownership and Merger (the "Certificate of Ownership and Merger") has been filed in the office of the Secretary of State of Delaware; and further

          RESOLVED: That the Articles of Incorporation, By-Laws, directors and officers of the Subsidiary shall be the Articles of Incorporation, By-Laws, directors and officers of the surviving corporation provided, however, that the Articles of Incorporation of the Subsidiary shall be amended and restated, upon filing of the Articles of Merger, to read in their entirety as set forth in Exhibit A attached hereto; and further

          RESOLVED: That the Subsidiary has authorized one hundred thousand (100,000) shares of common stock, $100.00 par value, of which five thousand two hundred and fifty (5,250) shares of common stock are issued and outstanding, of which five thousand two hundred and fifty (5,250) shares are owned by the Corporation. At the time the merger becomes effective, all of the issued and outstanding shares of the Corporation shall be cancelled. The authorized capital stock of the
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          Subsidiary outstanding at the time of the merger, all
          of which is owned by the Corporation shall, at the time the merger becomes effective, be reissued to the sole shareholder of the Corporation; and further

          RESOLVED:  That the Plan of Merger, the Articles of
          Merger and the Certificate of Ownership and Merger presented to the Board of Directors on the date hereof are hereby authorized and approved; and further

          RESOLVED: That the appropriate officers of the Corporation be and hereby are authorized to execute and file the Articles of Merger and the Certificate of Ownership and Merger on behalf of the Corporation with such changes therein as the officers executing the same may approve (their execution and delivery thereof to be conclusive evidence of such approval), and to take all such actions and execute and deliver all such agreements, certificates, instruments and other documents, and to affix thereto the Corporation's seal as required, as may be necessary or appropriate to perform and to carry out the purposes and intent of the foregoing resolutions.

        FOURTH: The surviving corporation may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Delaware, as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware, and it does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is Nixon, Hargrave, Devans & Doyle, 1600 Main Place Tower, Buffalo, NY 14202, until the surviving corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose.


          IN WITNESS WHEREOF, GMH Acquisition Corp. has caused this Certificate of Ownership and Merger to be signed by its President and attested by its Assistant Secretary this 21st day of December, 1995.

                                   GMH ACQUISITION CORP.


                                   /s/ Gary M. Brost
                                   ____________________________
                                   By:   Gary M. Brost
                                   Its:    President


Attest:

/s/ James C. Delzoppo
_______________________
By:  James C. Delzoppo
Its: Assistant Secretary